EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of December 1998, and effective as of the first day of January, 1999 (the "Effective Date"), between Sinclair Communications, Inc., a Maryland corporation ("SCI"), and Kerby Confer ("Employee").

                                 R E C I T A L S
                                 - - - - - - - -

          A. The radio division of SCI, through its wholly-owned subsidiaries, owns and/or programs radio broadcast stations.

          B. Employee has served as a consultant to the radio division of SCI.

          C. SCI desires to employ Employee as Chairman of the radio division of SCI, and Employee desires to accept such employment.

          D. SCI and Employee desire to set forth the terms of employment of Employee with SCI as Chairman of the radio division of SCI (including the granting to Employee of Stock Options).

     NOW, THEREFORE, IN CONSIDERATION OF the mutual covenants herein contained, the parties hereto agree as follows:

     1. DUTIES

          1.1. Duties Upon Employment. Upon the terms and subject to the other provisions of this Agreement, commencing on the Effective Date, Employee will be employed by SCI in Baltimore, Maryland as Chairman of the radio division of SCI. As Chairman of the radio division, Employee will

               (a) report to the Chief Executive Officer of SCI; and

               (b) have such responsibilities and perform such duties as may from time to time be established by the Chief Executive Officer of SCI.

          1.2. FULL-TIME EMPLOYMENT. While an employee of SCI, Employee agrees to devote Employee's full working time, attention, and best efforts exclusively to the business of the radio division of SCI.

     2. TERM. The term of Employee's employment as the Chairman of the radio division of SCI under this Agreement (the "Employment Term") will begin on the Effective Date and continue until December 31, 2001 unless terminated earlier in accordance with Section 4. As used in this Agreement, an "employment year" is a twelve (12) month period beginning on January 1 and ending an the next following December 31.

     3. COMPENSATION AND BENEFITS.

          3.1. COMPENSATION. Employee shall be entitled during each employment year to the compensation at the rate of Three Hundred Fifty Thousand Dollars ($350,000) per annum.

          3.2. OPTIONS. Contingent upon Employee's execution of this Agreement, the Company will recommend to the Stock Option Committee of the Board of Directors of Sinclair Broadcast Group, Inc. ("SBG"), the parent corporation of SCI, that Employee be granted options to acquire Fifty Thousand (50,000) shares of stock of SBG, subject to the terms and conditions contained in the Long-Term Incentive Plan of SBG and pursuant to a Non-Qualified Stock Option Agreement, the form of which has been or is being provided to Employee.

          3.3. VACATION. While employed by SCI, Employee shall be entitled to two weeks of paid vacation leave during each calendar quarter.

          3.4. HEALTH INSURANCE AND OTHER BENEFITS. During the Employment Term, Employee shall be eligible to participate in health insurance programs that may from time to time be provided by SCI for its employees generally, and Employee shall be eligible to participate in other employee benefits plans that may from time to time be provided by SCI to its employees generally.

          3.5. TAX ISSUES. To the extent taxable to Employee, Employee will be responsible for accounting for and payments of taxes on the benefits provided to Employee by SCI, and Employee will keep such records regarding uses of these benefits as SCI reasonably requires and will furnish SCI all such information as may be reasonably requested by SCI with respect to such benefits.

          3.6. EXPENSES. SCI will pay or reimburse Employee from time to time for all expenses incurred by Employee during the Employment Term on behalf of SCI in accordance with corporate policies established by SCI; provided, that (i) such expenses must be reasonable business expenses, and (ii) Employee supplies to SCI itemized accounts or receipts in accordance with SCI's procedures and policies with respect to reimbursernent of expenses in effect from time to time.

     4. Employment Termination.

          4.1. Termination of Employment.

               (a) The Employment Term will end, and the parties will not have any rights or obligations under this Agreement (except for the rights and obligations under those


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



Sections of this Agreement which are continuing and will survive the end of the Employment Terms, as specified in Section 8.10 of this Agreement) on the earliest to occur of the following events (the "Termination Date"):

                    (i) the death of Employee;

                    (ii) the Disability (as defined in Section 4.1(b) below) of Employee;

                    (iii) the termination of Employee's employment by Employee upon at least six (6) months prior written notice to Employer;

                    (iv) the termination of Employee's employment by SCI for Cause (as defined in Section 4.1(c) below); or

                    (v) the termination of Employee's employment by SCI without Cause upon at least six (6) months prior written notice to Employee.

               (b) For the purposes of this Agreement, "Disability" means Employee's inability, whether mental or physical, to perform the normal duties of Employee's position for ninety (90) days (which need not be consecutive) during any twelve (12) consecutive month period, and the effective date of such Disability shall be the day next following such ninetieth (90th) day. If SCI and Employee are unable to agree as to whether Employee is disabled, the question will be decided by a physician to be paid by SCI and designated by SCI, subject to the approval of Employee (which approval may not be unreasonably withheld) whose determination will be final and binding on the parties.

               (c) For the purposes of this Agreement, "Cause", means any of the following: (i) the wrongful appropriation for Employee's own use or benefit of property or money entrusted to Employee by SCI, (ii) the commission of any act involving moral turpitude, (iii) Employee's continued willful disregard of Employee's duties and responsibilities hereunder after written notice of such disregard, (iv) Employees continued violation of SCI policy after written notice of such violations (such policy may include policies as to drug or alcohol abuse), (v) any action by Employee which is reasonably likely to jeopardize a
Federal Communications Commission license of any broadcast station owned directly or indirectly by SCI, (vi) insubordination of Employee and/or Employee's repeated failure to follow the reasonable directives of Employee's superiors.

          4.2. Termination Payments.

               (a) if Employee's employment with SCI terminates Pursuant to Sections 4.1(a)(1), 4.1(a)(2),4.1(a)(3), or 4.1(a)(5), Employee (or in the event of the death of Employee, the person or persons designated by Employee in a written instrument delivered to SCI prior to


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



Employee's death or, if no such written designation has been made, Employee's estate) will be entitled to receive, and SCI will pay to the same, all of the following:

                    (i) the salary payable to Employee through the Termination Date;

                    (ii) a payment in respect of unutilized vacation time that has accrued through the Termination Date (determined in accordance with corporate policies established by SCI); and

                    (iii) the benefits, if any, set forth in the Long-Term Incentive Plan, upon the terms and conditions set forth therein, but only to the extent that Employee is entitled to such benefits pursuant to the provisions of the Long-Term Incentive Plan; provided, if Employee's employment with SCI terminates pursuant to Section 4.1(a) (5), in consideration of the survival of the covenants (including, without limitation, the covenant not to compete) set forth in Section 5 hereof, all of the options issued to Employee pursuant to
Section  3.2  hereof  shall  become   exercisable   immediately  prior  to  such
termination.

               (b) if  Employee's  employment  with SCI  terminates  Pursuant to
Section 4.1(a)(4), Employee will be entitled to receive, and SCI will pay to Employee, only the salary payable to Employee through the Termination Date (and Employee shall not be entitled to any benefits under the Long-Term Incentive
Plan).

               (c) The termination  payments described in this Section 4 will be in lieu of any termination or severance payments required by SCI policy or, to the fullest extent permissible thereunder, applicable law (including unemployment compensation) and will constitute Employee's exclusive rights and remedies with respect to termination of Employee's employment.

     5. CONFIDENTIALITY AND NON-COMPETITION.

          5.1. Confidential Information.

               (a) Employee will:

                    (i) keep all Confidential Information in trust for the use and benefit of SCI and any affiliate or subsidiary of SCI (collectively, the "SCI Entities") and broadcast stations owned or operated directly or indirectly by any of the SCI Entities;

                    (ii) not, except as required by Employee's duties under this Agreement, authorized by the General Counsel of SCI or as required by law or any order, rule, or regulation of any court or governmental agency (but only after notice to SCI of such requirement), at any time during or after the termination of Employee's employment with SCI,


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


directly or indirectly, use, publish, disseminate, distribute, or otherwise disclose any Confidential Information (as defined below);

                    (iii) take all reasonable steps necessary, or reasonably requested by any of the SCI Entities, to ensure that all Confidential Information is kept confidential for the use and benefit of the SCI Entities; and

                    (iv) upon termination of Employee's employment or at any other time any of the SCI Entities in writing so request, promptly deliver to such SCI Entity all materials constituting Confidential Information relating to such SCI Entity (including all copies) that are in Employees possession or under Employees control. If requested by any of the SCI Entities to return any Confidential Information, Employee will not make or retain any copy of or extract from such materials.

               (b) For purposes of this Section 5.1, Confidential Information means any proprietary or confidential information of or relating to any of the SCI Entities that is not generally available to the public. Confidential Information includes all information developed by or for any of the SCI Entities concerning marketing used by any of the SCI Entities, suppliers, any customers (including advertisers) with which any of the SCI Entities has dealt prior to the Termination Date, plans for development of new services and expansion into now areas or markets, internal operations, financial information, operations, budgets, and any trade secrets or proprietary information of any type owned by any of the SCI Entities, together with all written, graphic, other materials relating to all or any of the same, and any trade secrets as defined in the Maryland Uniform Trade Secrets Act, as amended from time to time.

          5.2. Non-Competition.

               (a) During the Employment Term and for twelve (12) months thereafter, if Employee's employment is terminated for any reason other than pursuant to section 4.1 (a)(5), Employee will not, directly or indirectly, engage in the following conduct within any Designated Market Area (as defined below) or any Metro Survey Area (as defined below) in which any of the SCI Entities owns or operates a broadcast television or radio station immediately prior to such termination:

                    (i) participate in any activity involved in the ownership or operation of a broadcast television or radio station (other than, during the term, broadcast television or radio stations owned or operated by any of the SCI Entities); provided, the restriction set forth in this clause (i) shall not apply with respect to those broadcast stations in which (and to the extent) Employee participates as of the date hereof

                    (ii) hire, attempt to hire, or to assist any other person or entity in hiring or attempting to hire any employee of any of the SCI Entities or any person who was an employee of any of the SCI Entities within the prior one (1) year period; or



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



                    (iii) solicit, in competition with any of the SCI Entities, the business of any customer of any of the SCI Entities or my entity whose business any of the SCI Entities solicited during the one (1) year period prior to Employee's termination.

               (b) Notwithstanding anything else contained in this Section 5.2, Employee may own, for investment purposes only, up to five percent (5%) of the stock of any publicly-held corporation whose stock is either listed on a national stock exchange or on the NASDAQ National Market System if Employee is not otherwise affiliated with such corporation.

               (c) As used herein, "participate" means lending ones name to, acting as consultant or advisor to, being employed by or acquiring any direct or indirect interest in any business or enterprise, whether as a stockholder, partner, officer, director, employee, consultant, or otherwise.

               (d) In the event that (i) SCI places all or substantially all of its broadcast radio stations up for sale within one (1) year after termination of Employee's employment hereunder, or (ii) Employee's employment is terminated in connection with the disposition of all or substantially all of such radio stations (whether by sale of assets, equity, or otherwise), Employee agrees to be bound by, and to execute such additional instruments as may be necessary or desirable to evidence Employee's agreement to be bound by, the terms and conditions of any non-competition provisions relating to the purchase and sale agreement for such radio stations, without any consideration beyond that expressed in this Agreement provided that the purchase and sale agreement is negotiated in good faith with customary terms and provisions, and the transaction contemplated thereby is consummated. Notwithstanding the foregoing, in no event shall Employee be bound by, or obligated to enter into, any non-competition provisions referred to in this Section 5.2(d) which extend beyond twelve (12) months (including following a termination pursuant to Section
4. 1 (a)(5)), in each case from the date of termination of Employee's employment hereunder or whose scope extends the scope of the non-competition provisions set forth in Section 5.2(a) (as limited by Sections 5.2(b) and (c) above).

               (e) The twelve (12) month time period referred to above shall be tolled on a day-for-day basis for each day during which Employee participates in any activity in violation of this Section 5.2 of this Agreement, so that Employee is restricted from engaging in the conduct referred to in this Section
5.2 for a full twelve (12) months.

               (f) For purposes of this Section 5.2, designated market area shall mean the Designated Market Area ("DMA") as defined by The A.C. Nielsen Company (or such other similar term as is used from time to time in the television broadcast community).

               (g) For purposes of this Section 5.2, Metro Survey Area shall mean the Metro Survey Area ("MSA"), as defined from time to time by the Arbitron Company (or such other similar term as is used from time to time in the radio broadcast community).



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



               (h) Notwithstanding anything to the contrary contained herein, the restrictions set forth in clause (a) of this Section 5.2 shall not apply following termination more than four months after the date hereof, if the options referred in Section 3.2 have not been granted prior to such termination.

          5.3. ACKNOWLEDGMENT. Employee acknowledges and agrees that this Agreement (including, without limitation, the provisions of Sections 5 and 6) is a condition of Employee's being employed by SCI, Employee's having access to Confidential Information, Employee's being eligible to receive the items referred to in Section 3 (including, without limitation, Employee's eligibility to participate in the Long-Term Incentive Plan), Employee's advancement at SCI, and Employee being eligible to receive other special benefits at SCI; and further, that this Agreement is entered into, and is reasonably necessary, to protect the SCI Entities' investment in Employee's training and development, and to protect the goodwill and other business interests of the SCI Entities.

     6. REMEDIES.

          6.1.  INJUNCTIVE  RELIEF.  The covenants and obligations  contained in
Section 5 relate to matters which are of a special, unique, and extraordinary character and a violation of any of the terms of such Section will cause irreparable injury to the SCI Entities, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Therefore, the SCI Entities will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction (subject to such terms and conditions that the court determines appropriate), restraining any violation or threatened violation of any of such terms by Employee and such other persons as the court orders. The parties acknowledge and agree that judicial action, rather than arbitration, is appropriate with respect to the enforcement of the provisions of Section 5. The forum for any litigation hereunder shall be the Circuit Court of Baltimore County or the United States District Court (Northern Division) sitting in Baltimore, Maryland.

          6.2. CUMULATIVE RIGHTS AND REMEDIES. Rights and remedies provided by Sections 5 and 6 are cumulative and an in addition to any other rights and remedies any of the SCI Entities may have at law or equity.

         7. ABSENCE OF RESTRICTIONS. Employee warrants and represents that Employee is not a party to or bound by any agreement, contact, or understanding, whether of employment or otherwise, with any third person or entity which would in any way restrict or prohibit Employee from undertaking or performing employment with SCI in accordance with the terms and conditions of this Agreement.

          8. MISCELLANEOUS.



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



               8.1. ATTORNEYS' FEES. In any action, litigation, or proceeding (collectively, "Action") between the parties arising out of or in relation to this Agreement, the prevailing party in the Action will be awarded, in addition to any damages, injunctions, or other relief, and without regard to whether such Action is prosecuted to final appeal, such party's costs and expenses, including reasonable attorneys' fees.

               8.2. HEADINGS. The descriptive headings of the Sections of this Agreement are inserted for convenience only, and do not constitute a part of this Agreement.

               8.3. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) oral or written confirmation of a receipt of a facsimile transmission, (b) confirmed delivery of a standard overnight courier or when delivered by hand, or (c) the expiration of five (5) business days after the date mailed, postage prepaid, to the parties at the following addresses:

                  If to SCI to:              Sinclair Communications, Inc.
                                             2000 W. 41st Street
                                             Baltimore, Maryland 21211

                                             Attn:  Chief Executive Officer

                  If to Employee to:         Kerby Confer
                                             2000 W. 41st Street
                                             Baltimore, Maryland 21211

or to such other address as will be furnished in writing by any party. Any such notice or communication will be deemed to have been given as of the date so mailed.

               8.4. ASSIGNMENT. SCI may assign this Agreement to any of the SCI Entities, and Employee hereby consents and agrees to be bound by any such assignment by SCI. Employee may not assign, transfer, or delegate Employee's rights or obligations under this Agreement and any attempt to do so is void. This Agreement is binding on and inures to the benefit of the parties, their successors and assigns, and the executors, administrators, and other legal representatives of Employee. No other third parties, other than SCI Entities, shall have, or are intended to have, any rights under this Agreement.

               8.5. COUNTERPARTS. This Agreement may be signed in one or more counterparts.

               8.6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND (REGARDLESS OF THE LAWS THAT MIGHT BE APPLICABLE UNDER PRINCIPLES OF CONFLICTS OF LAW) AS TO


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ALL MATTERS (INCLUDING VALIDITY, CONSTRUCTION, EFFECT, AND PERFORMANCE.)

               8.7. SEVERABILITY. If the scope of any provision contained in this Agreement is too broad to permit enforcement of such provision to its full extent, then such provision shall be enforced to the maximum extent permitted by law, and Employee hereby consents that such scope may be reformed or modified accordingly, and enforced as reformed or modified, in any proceeding brought to enforce such provision. Subject to the immediately preceding sentence, whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision, to the extent of such prohibition or invalidity, shall not be deemed to be a part of this Agreement, and shall not invalidate the remainder of such provision or the remaining provisions of this Agreement.

               8.8. ENTIRE AGREEMENT. This Agreement, the Non-Qualified Stock Option Agreement, the Long-Term incentive Plan and the Stock Option Agreement, dated as of May 31, 1996, between SBG and Employee constitute the entire agreement, and supersede all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement and the Long-Term Incentive Plan. This Agreement may not be amended or modified except by agreement in writing, signed by the party against whom enforcement of any waiver, amendment, modification, or discharge is sought.

               8.9. INTERPRETATION. This Agreement is being entered into among competent and experienced business professionals (who have had an opportunity to consult with counsel), and any ambiguous language in this Agreement will not necessarily be construed against any particular party as the drafter of such language.

               8.10. CONTINUING OBLIGATIONS. The following provisions of this Agreement will continue and survive the termination of this Agreement: 4.2, 5, 6, 7 and 8.

               8.11. TAXES. SCI may withhold from any payments under this Agreement all applicable federal, state, city, or other taxes required by applicable law to be so withheld.

               8.12. ARBITRATION AND EXTENSION OF TIME. Except as specifically provided in Section 6, any dispute or controversy arising out of or relating to this Agreement shall be determined and settled by arbitration in Baltimore, Maryland in accordance with the Commercial Rules of the American Arbitration Association then in effect, the Federal Arbitration Act, 9 U.S.C. ss. 1 et seq., and the Maryland Uniform Arbitration Act, and judgment upon the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. The expenses of the arbitration shall be borne by the non-prevailing party to the arbitration, including, but not limited to, the cost of experts, evidence, and legal counsel. Whenever any action is required to be taken under this Agreement within a specified period of time and the taking of such action is materially affected by a matter submitted to arbitration, such period shall automatically be


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


extended  by the  number  of  days,  plus  ten  (10)  that  are  taken  for  the determination of that matter by the arbitrator(s). Notwithstanding the foregoing, the parties agree to use their best reasonable efforts to minimize the costs and frequency of arbitration hereunder.

     THIS AGREEMENT CONTAINS A WAIVER OF YOUR RIGHT TO A TRIAL BY COURT OR JURY IN EMPLOYMENT DISPUTES.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

                                SINCLAIR COMMUNICATIONS, INC.

                                By:   /s/ David B. Amy
                                   -----------------------------------

                                Its:  Secretary
                                   -----------------------------------

                                     /s/ Kerby Confer
                                   -----------------------------------
                                         Kerby Confer




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